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                                                                  Exhibit (10)-3

                               TRADEMARK AGREEMENT

           Trademark Agreement executed as of this 18th day of December, 1996 by and between the Swiss Confederation represented by the Federal Military Department represented by the Federal Defence Production Group ("BRBT") and Swiss Army Brands, Inc. ("SABI") a corporation existing under the laws of the state of Delaware, U.S.A.

           WHEREAS, it is in the mutual interest of the parties, and of Swiss manufacturers and other citizens of the Swiss Confederation that the trademark SWISS ARMY be confined to a select number of high quality products manufactured in Switzerland; and

           WHEREAS,  in the past certain  persons have  attempted to utilize the trademark "SWISS ARMY" on products manufactured in Asia and on other unauthorized goods, thereby misleading purchasers into believing that such products represent the high quality of workmanship and materials present in goods of Swiss manufacture; and

           WHEREAS, SABI has sold over $650,000,000 of Swiss made products, the vast majority of which was sold under the trademark SWISS ARMY; and

           WHEREAS, SABI has expended over $25,000,000 in the development, protection and promotion of the SWISS ARMY trademark and has developed a high level of expertise in such protection; and

           WHEREAS, the parties are desirous of protecting consumers and Swiss manufacturers from misrepresentation as to the source of products bearing the trademark SWISS ARMY; and

           WHEREAS, the parties wish to further the mutual interests set forth above while respecting existing rights; and

           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained the parties hereto hereby agree as follows:

           SECTION 1.  INITIAL PAYMENT.

           In order to facilitate the purposes of this Agreement and in consideration of the matters set forth in Section 5 of this Agreement and elsewhere, SABI will, upon the execution of this Agreement, commit to the furtherance of its purposes the amount of * . Of this amount * will be paid to BRBT at the time of the signing to be used for such purposes as BRBT shall determine. The remaining * will be utilized during the first year of this Agreement by SABI to assist BRBT in the registration of the BRBT Trademarks in various jurisdictions as well as to assist BRBT in the policing of the BRBT Trademarks. In the event * is not utilized in such manner during the

------------
         * Information redacted. Omitted material has been filed with the Commission in a separate filing pursuant to a request for confidential treatment.

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first year of this  Agreement,  SABI shall pay to BRBT the difference  between *
and the amount so utilized.

                  SECTION 2. DEFINITIONS. For purposes of this Agreement the following definitions shall apply.

                  (a) ADDED   AMERICAN   CATEGORIES  shall  have  the definition
ascribed to that term in Section 5(d)(i) hereof.

                  (b) AMERICAN TERRITORIES shall mean the United States, its territories and possessions, Canada and the Caribbean. The Caribbean shall include Bermuda and all islands, countries and territories within the area bounded by 55 degrees west longitude, 85 degrees west longitude, 12 degrees north latitude and 28 degrees north latitude provided that the Caribbean shall not be deemed to include any portion of Mexico or the Countries located in Central or South America.

                  (c) BRBT TRADEMARKS shall mean the following: (i) Trademark No. 411 840 consisting of the words "Swiss Army" and the Swiss National Emblem registered in Switzerland by BRBT and depicted on Schedule A hereto, (ii) if assigned to BRBT pursuant to Section 4(a) hereof, the Wreath Trademark, (iii) the trademark consisting solely of the words "Swiss Army," (iv) the Subsequent Registrations, if any, and (v) any and all other trademarks at any time owned by BRBT which include the words "Swiss Army" or words confusingly similar thereto.

                  (d) COMMERCIAL QUANTITIES shall mean products in a particular Designated Category having been sold by a single manufacturer or importer in normal channels of commerce and not solely for test marketing purposes.

                  (e) WREATH TRADEMARK shall mean the trademark consisting of the words "Swiss Army" and the wreath logo for which SABI, through a wholly-owned subsidiary, has applied with the Swiss Federal Office for Intellectual Property for registration which application is known as application no. 6250/1994.0, date of request 9/8/94 as depicted in Schedule A-1.

                  (f)  THE  DESIGNATED   CATEGORIES  shall  mean  the  following
products which SABI intends to market under the SABI Trademarks:

                            (i)  Luggage;

                           (ii)  small leather goods;

                           (iii) boots and footwear;

                           (iv)  camping equipment;

                           (v)   pens and pencils;

                           (vi)  flashlights;

------------
         * Information redacted. Omitted material has been filed with the Commission in a separate filing pursuant to a request for confidential treatment.

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                      (vii)  water purification products;

                      (viii) cosmetics and fragrances; and

                      (ix)   apparel.

Each of the designations separately listed above shall be considered a separate "Designated Category".

                  (g) FIRST QUALITY shall mean products at least equal in workmanship and materials to either the Watch Products or Knives currently sold by SABI, Victorinox or Wenger.

                  (h) SABI shall mean Swiss Army Brands, Inc. and shall also include Swiss Army Brand Ltd., a Delaware Corporation and a wholly-owned subsidiary of Swiss Army Brands, Inc.

                  (i) SABI TRADEMARKS shall mean the Registered SABI American Trademark and the trademarks, including applications, held by SABI listed in Schedule B hereto.

                  (j) KNIVES shall mean multi-blade pocket knives (including so-called "multitools") manufactured or licensed by Victorinox or Wenger.

                  (k) NET SALES shall mean the gross selling price of licensed products less V.A.T. and similar taxes or imposts, insurance, freight, discounts and allowances actually given and returns actually received.

                  (l) PRECISE shall mean Precise Imports Corporation, a New York Corporation which is Wenger's United States Distributor.

                  (m)  REGISTERED   SABI   AMERICAN  TRADEMARK  shall  mean  the
trademarks listed on Schedule C hereto.

                  (n) RESERVED PRODUCTS shall mean Watch Products, Knives, products in the Added American Categories, and products in the Designated Categories provided, in the case of products in the Designated Categories the right of SABI to cause such product categories to become Added American Categories has not expired (without giving effect to the operation of Subsection 5(d)(v)(B)).

                  (o) STANDARD ROYALTIES shall mean an amount equal to 3% of the "Net Sales".

                  (p) SUBSEQUENT REGISTRATIONS shall have the meaning ascribed to that term in Section 4(c) hereof.

                  (q)  SWISS  MANUFACTURERS  shall  mean  Victorinox and Wenger.

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                  (r) SWISS PRODUCT shall mean any product which, under the laws of Switzerland as presently constituted or as enacted in the future, or according to normal Swiss standards, may be denominated "Swiss Made" or "Made in Switzerland".

                  (s) SWISS MARTIAL TRADEMARK shall mean any words, trademarks or trade names, other than "Swiss Army", consisting of two or more words or syllables, one of which is "Swiss", "Switzerland" or a derivation thereof and another of which is a word or phrase with a military connotation, e.g. "Swiss Sailor", "Swisstrooper".

                  (t) VICTORINOX   shall   mean   Victorinox   A.G.  of  Ibach,
Switzerland.

                  (u) WATCH AND SUNGLASS PRODUCTS shall mean watches and other timepieces as well as sunglasses which, in each case, are Swiss Products.

                  (v) WENGER shall mean Wenger S.A. of Delemont, Switzerland.

                  SECTION 3.  ACKNOWLEDGEMENT BY SABI AND BRBT.

                  (a) SABI acknowledges BRBT's ownership of the BRBT Trademarks in the country of their registration or application and acknowledges that in the country of their registration or application, BRBT has the exclusive right to use the BRBT Trademarks and that any goodwill pertaining thereto belongs exclusively to BRBT. SABI will not in any way directly or indirectly do or cause to be done any act or thing contesting, challenging or in any way impairing or intending to impair any right, title or interest of BRBT in connection with any of the BRBT Trademarks in the country of its registration or application. It is the declared intention of SABI to use all reasonable efforts to assist BRBT in enforcing such rights.

                  (b) BRBT acknowledges SABI's ownership of the SABI Trademarks in the countries of registration or application and acknowledges that SABI has the exclusive right to use the SABI Trademarks in such countries and that the goodwill pertaining thereto belongs exclusively to SABI. BRBT will not in any way directly or indirectly do or cause to be done any act or thing contesting, challenging or in any way impairing or intending to impair any right, title or interest of SABI in connection with the SABI Trademarks in the countries of their registration or application. It is the declared intention of BRBT to use all reasonable efforts to assist SABI in enforcing such rights provided that BRBT shall not be required to support SABI in enforcing exclusive rights to the Swiss National Emblem, as distinguished from the words "Swiss Army" (whether or not such words are used in conjunction with such emblem).

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                  (c)  BRBT  and SABI  recognize  that the use of Swiss  Martial
Trademarks represents an effort to capitalise upon the success of the trademark SWISS ARMY and that such use can dilute the value of the trademark SWISS ARMY to the detriment of the Swiss Confederation as well as of SABI and agree to cooperate in preventing such use.

                  SECTION 4.  ADDITIONAL REGISTRATIONS.

                  (a) WREATH TRADEMARK. SABI shall assign to BRBT the Wreath Trademark application, if required for the registration of such trademark, and BRBT agrees to use its best efforts to obtain a registration pursuant thereto.

                  (b) REGISTRATION OF "SWISS ARMY". BRBT agrees to promptly apply for a trademark registration in Switzerland for the trademark consisting solely of the words "Swiss Army" and use its best efforts to obtain a registration of that mark.

                  (c) SUBSEQUENT REGISTRATIONS. BRBT agrees to promptly apply for up to three additional trademark registrations ("Subsequent Registrations") in Switzerland for such trademarks requested by SABI consisting of the words "Swiss Army" and such logo or depiction specified by SABI; provided that such trademark is not violative of applicable law.

                  (d) EXPANSION OF COVERAGE. BRBT will expand the products and services covered by the BRBT Trademarks as set forth in Section 7 hereof.

                      SECTION 5. THE AMERICAN TERRITORIES.

                  (a) KNIVES. The parties acknowledge that Victorinox and Wenger have applied for the registration of the trademark "Swiss Army" as applied to Knives in the United States and hold common law rights to that trademark in the United States. The parties are aware that the Swiss Manufacturers have licensed SABI and Precise to use that trademark. Subject to the provisions of Section 12 hereof, relating to costs, the parties declare their intention to assist the Swiss Manufacturers, SABI and Precise in safeguarding those rights and in preventing the use of "Swiss Army" on multi-blade pocketknives, multitools and other products which are not Swiss Products.

                  (b) WATCH AND SUNGLASS PRODUCTS. As previously herein stated, BRBT recognizes the rights of SABI in the Registered SABI American Trademark, including, without limitation, its rights in respect of the Registered SABI American Trademark as applied to Watch and Sunglass Products. BRBT will use all reasonable efforts to assist SABI and its licensees in strengthening and protecting those rights in the American Territories and assist SABI in preventing the unauthorized use of SWISS ARMY.

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                  (c) BRBT  COOPERATION.  In furtherance of the general purposes of this Agreement to strengthen the trademarks and to prevent the unauthorized use of SWISS ARMY on products that are not Swiss Products, BRBT agrees:

                           (i)   It  will not apply for registration, license or
otherwise facilitate the use of any of the BRBT Trademarks in the American Territories except as provided herein; and

                           (ii)  At SABI's request and expense, it will register
any BRBT Trademark requested to be registered in the American Territories. Upon such registration, and without further documentation, SABI shall hold a perpetual royalty free (subject to the requirement to make the payments otherwise required by Section 1) exclusive license applied to Watch and Sunglass Products.

                  (d)  DESIGNATED CATEGORIES AND OTHER PRODUCTS.

                           (i)  If  within  three  years  of  the  date  of this
Agreement SABI and/or its licensees shall sell in the American Territories, Commercial Quantities of Swiss Products in any one or more of the Designated Categories SABI shall so notify the BRBT and upon such notification such category or categories shall become "Added American Categories".

                           (ii)  If requested by SABI (and only if so requested)
BRBT will, at SABI's expense, register any BRBT Trademark requested to be registered in the American Territories in respect of any Added American Category and will grant to SABI a perpetual royalty free exclusive license to use the BRBT Trademarks in the American Territories and the rights and obligations of the parties with respect thereto shall be the same as those applying to Watch and Sunglass Products.

                           (iii)  In  the  event  that  within  24 months of any
Designated Category becoming an Added American Category, SABI and/or its licensees shall sell in the American Territories in Commercial Quantities Swiss Products in another of the Designated Categories and shall so notify BRBT, such additional Designated Category shall become an Added American Category.

                           (iv)  In  recognition  of  SABI's legally established
trademark rights in the American Territories and in part consideration for the payment referred to in Section 1 hereof BRBT agrees that it will not grant any rights to any of the BRBT Trademarks in the American Territories to any person other than SABI or permit any person other than SABI to use SWISS ARMY on any products in the Designated Categories except as set forth in the immediately following subsection.

                           (v)   BRBT  may  grant  licenses  to  use  the   BRBT
Trademarks in the American Territories on products other than Reserved Products provided that:

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                  (A)  BRBT has  determined  that the  grant of  rights  to such person or entity will (x) enhance and not reduce the value of SWISS ARMY as applied to Swiss Products already being sold under that trademark, (y) not detract from the purpose of this Agreement to prevent the use of SWISS ARMY on non-Swiss products, and (z) increase, over the long term, the amount of Swiss Products sold in the American Territories and elsewhere. In making such determination BRBT shall give priority to upholding the image of SWISS ARMY as being associated with prestige, quality and wholesomeness and shall also consider the market at which the product sought to be licensed is aimed. In making such determination the objections made by SABI or any other person authorized to use SWISS ARMY pursuant to this Agreement shall be given great weight, and

                  (B) such rights are granted after SABI has received notification of BRBT's intention to license that category to another party and been granted the right for an additional period of 18 months to cause that category to become an Added American Category by making sales in Commercial Quantities.

                           (vi)   In the event BRBT grants any rights to a party
other than SABI pursuant to Section 5(d)(v) above, SABI shall offer such party a license of the appropriate Registered SABI American Trademark upon mutually agreeable terms and conditions. Any royalties received by SABI under this subsection, net of enforcement and other expenses, shall be paid to BRBT.

                  SECTION 6. GEOGRAPHICAL AREAS OUTSIDE OF THE AMERICAN TERRITORIES.

                  (a) KNIVES. Except as set forth in Section 5(a) above, this Agreement shall not apply in any way to the use of "SWISS ARMY" on knives outside of the American Territories.

                  (b) WATCH AND SUNGLASS PRODUCTS. Subject to any now existing legal rights of others, BRBT hereby agrees that at SABI's request it will grant to SABI an exclusive perpetual license for Watch and Sunglass Products at the Standard Royalty in such jurisdictions as SABI shall request and will, at SABI's request (and only at SABI's request) and expense, register any BRBT Trademark requested to be registered in such jurisdictions where it is not already registered. Upon such request and without further documentation, SABI shall hold a perpetual exclusive license applied to Watch and Sunglass Products. The parties will also cooperate in preventing the unauthorized use of SWISS ARMY on Watch and Sunglass Products.

                  (c) DESIGNATED CATEGORIES AND ADDED AMERICAN CATEGORIES. As to each jurisdiction outside of the American Territories BRBT will, at SABI's request, grant to SABI an exclusive license at the Standard Royalty to use the BRBT Trademarks in such territory on products in the Designated Categories or Added American Categories and will register any BRBT Trademark requested to be registered, at SABI's request (and only at SABI's request) and expense, in respect of such products. Upon such

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request and without further  documentation SABI shall hold a perpetual exclusive license applied to such products, provided that SABI and/or its licensees sell goods in that category in such jurisdiction in Commercial Quantities within 18 months after such registration. In the event SABI and/or its licensees do not make sales in Commercial Quantities within 18 months after such registration, BRBT may consider granting a license of the BRBT Trademarks to another party pursuant to Section 6(d)(ii) below.

                  (d) OTHER PRODUCTS.

                           (i) If BRBT wishes to grant to any person other  than
SABI a license to use any BRBT Trademark on any product other than a Reserved Product, it shall first offer to SABI an exclusive license to the BRBT
Trademarks on such product in such territory at the Standard Royalty. Such license shall be perpetual provided that SABI and/or its licensees sells goods in that category in Commercial Quantities in such jurisdiction within 18 months after receiving such notification.

                           (ii) If  SABI  does not accept that offer or fails to
make such sales, BRBT may consider granting a license to the other applicant. In deciding whether to grant such license to such other applicant BRBT shall first determine that the grant of rights to such person or entity will
(A) enhance and not reduce the value of SWISS ARMY as applied to Swiss Products already being sold under that trademark, (B) not detract from the purpose of this Agreement to prevent the use of SWISS ARMY on non-Swiss products, and
(C) increase, over the long term, the amount of Swiss Products sold worldwide. In making such determination BRBT shall give priority to upholding the image of SWISS ARMY as being associated with prestige, quality and wholesomeness and shall also consider the market at which the product sought to be licensed is aimed. In making such determination the objections made by SABI or any other person authorized to use SWISS ARMY pursuant to this Agreement shall be given great weight.

                  SECTION 7. EXPANSION OF CLASSES.

                  At the request of SABI, BRBT will expand the products and services covered by the BRBT Trademarks through additional registrations.

                  SECTION 8.  TERMS OF LICENSE.

                  (a) In the event of any grant of a license in respect of any BRBT Trademark whether to SABI or to any other party, the following provisions shall apply:

                           (i)  Such   products   including   products  sold  by
licensees of SABI's rights hereunder, shall be Swiss Products of First Quality.



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                           (ii)     The  licensee  shall, upon request, submit a
reasonable number of samples to BRBT to determine whether such products are of First Quality. In the event that BRBT determines that such products are not of First Quality, BRBT shall so notify the licensee, giving full particulars so that the licensee may cause such products to be of First Quality.

                           (iii)    In respect of any license for which Standard
Royalties must be paid, such royalties shall be paid no later than the end of the calendar quarter following the calendar quarter in which the relevant sales were made. Each such payment shall be accompanied by a report setting forth in reasonable detail the amount of Net Sales and the method by which the standard royalty was computed.

                           (iv)     Notwithstanding   anything   herein  to  the
contrary, the license of any BRBT Trademark shall not be deemed to include, and expressly excludes, the Swiss National Emblem.

                  (b) In the event of any grant of a license in respect of any BRBT trademark to SABI, SABI may take such action as it deems appropriate under all the circumstances to cause any infringement found to exist to be terminated. Any suits on account thereof shall be controlled by SABI and shall be prosecuted wherever possible in the name of SABI and by its counsel; and the expenses of such suit shall be borne by SABI.

                   SECTION 9.  DISPUTES.

                   Any dispute arising in connection with this Agreement shall be resolved by arbitration, the seat of arbitration being Bern, Switzerland. The arbitral tribunal shall consist of three arbitrators and the arbitration shall be governed by the rules of the Intercantonal Arbitration Convention, March 27/August 29, 1969, excluding the rules of chapter 12 (International Arbitration) of the Swiss Private International Law Act, December 18, 1987.

                  SECTION 10.  NOTICES.

                  Any notices or other communications required or permitted to be sent under this Agreement shall be duly given if sent by registered mail return receipt requested or by facsimile transmission confirmed by mail within three (3) business days of such transmission and addressed as follows:

                  (a)      If to BRBT:
                           Defence Procurement Agency
                           Legal Department
                           Kasernenstrasse 19
                           CH-3003 Bern, Switzerland
                           Attention:  Thomas Kopp, Esq.
                                       Corporate Legal Counsel
                           FAX: 0041-031-324-60-56


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                  (b)      If to SABI:
                           Swiss Army Brands, Inc.
                           One Research Drive
                           Shelton, Connecticut 06484-6226
                           Attention:  The President

                  SECTION 11.  USE ON MUNITIONS AND WEAPONS.

                  SABI will not utilize any BRBT Trademark or the words "Swiss Army" in connection with munitions or weapons.

                  SECTION 12.  COSTS.

                  Elsewhere in this Agreement it is provided that certain registrations requested by SABI shall be made at the expenses of SABI and not at the expense of BRBT. Without lessening the authority of such statements but for greater clarity it is further provided nothing in this Agreement shall require BRBT to expend in connection with the BRBT Trademarks or otherwise in respect of this Agreement any sums, for registration or otherwise, other than out of royalties actually received hereunder. The cost of any registrations effectuated at the request of SABI shall be borne entirely by SABI.

                  SECTION 13. SWISS MARTIAL TRADEMARKS.

                  (a) Mr. Louis Dominique Manigley and/or L.D.M. Engineering, Ltd. (collectively and including their respective affiliates, "Mr. Manigley") claims certain rights to use the trademark "Swiss Air Force" in connection with the sale of watches. Some or all of the rights so claimed are disputed by SABI, which is currently engaged in litigation in the United States with Mr. Manigley. BRBT takes no position concerning that dispute and, anything herein to the contrary notwithstanding, BRBT shall have no obligation to assist SABI in any way concerning such dispute.

                  (b) Except for this Agreement and for a prior agreement between Mr. Manigley and the Air Force branch of the Swiss Military Department relating to the trademark "Swiss Air Force", which is not affected by this
Agreement: Neither the Swiss Military Department nor any other branch of the Swiss Government has granted any rights to use or register, nor approved the use or registration by any person of any Swiss Martial Trademark and no such Swiss Governmental body will do so during the term of this Agreement. SABI and BRBT will use their best efforts to prevent the use of Swiss Martial Trademarks. The immediately preceding sentence shall not apply to "Patrouille Suisse" in the French language.



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                  SECTION 13A.  TERMINATION OF LINES OF PRODUCT.

                  If: (a) SABI or its affiliates, assignees or licensees has sold under a license granted pursuant to this Agreement in Commercial Quantities goods in any "General Product Category" (as defined below) and thereafter,

                  (b) such sales cease so that such goods are not sold in Commercial Quantities by any such persons for a consecutive period of three years then BRBT may terminate this license as to that General Product Category as follows:

                  (i) BRBT may notify SABI in writing of its intent to terminate and this Agreement shall terminate for that General Product Category unless during the 180 day period after receipt of such notice, sales in Commercial Quantities are resumed.

                  (ii) For purposes of this section, the term "General Product Category" shall refer to a general group of products such as "timepieces" or "leather goods" (rather than to specific product designations such as "ladies wristwatches" or "attache cases").

                  (c) Nothing in this Section 13A shall operate directly or indirectly to require SABI to grant any licenses of any SABI Trademark.

                  SECTION 14. COOPERATION CONCERNING TRADEMARK INFRINGEMENT.

                  Each of the parties shall inform the other promptly in writing of (a) any infringement of any BRBT Trademark or the Registered SABI American Trademark of which they shall become aware, (b) any challenge by any party to either party's use of



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SWISS ARMY, and (c) any  proceeding  instituted or threatened by or any claim by any third party of any rights in SWISS ARMY. Subject to Section 12 above relating to cost, the parties hereto shall cooperate and take such action as reasonably requested by the other party to protect the BRBT Trademarks and the Registered SABI American Trademark from infringement.

                  SECTION 15. MISCELLANEOUS.

                  (a) This Agreement shall be covered by and interpreted by the laws of Switzerland provided that matters related to trademark rights in a particular country shall be covered by and interpreted in accordance with the trademark laws of such country. In the event of a conflict between versions of this Agreement, the English version shall govern.

                  (b) This Agreement is the sole agreement between and among the parties relating to the subject matter hereof and merges and supersedes any and all agreements between them relating thereto. This Agreement may not be altered or amended except by a writing duly executed on behalf of the party against whom such alteration or amendment is sought to be applied.

                  (c) In the event of the sublicensing of the Agreement by SABI, the sublicensee must, as a condition of executing any rights hereunder, agree in writing to abide by the provisions hereof relating to quality, origin and royalties.

                  (d) Nothing in this Agreement shall prevent SABI from sublicensing or otherwise permitting Precise or others to exercise rights herein granted to SABI nor prevent the use by SABI of trademarks now being used by it nor require either party hereto to prevent the use by Precise of trademarks now being used by it provided that SABI has agreed in writing to such use. Notwithstanding anything herein to the contrary, SABI shall not be required to do anything pursuant to this Agreement which would constitute a breach or violation of that certain license agreement dated June 30, 1992 between SABI and Precise.

                  (e) The Federal Military Department may change the identity of its representative under this Agreement, in which case the benefits and obligations of BRBT shall devolve upon that designee.



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                                THE SWISS CONFEDERATION Represented by
                                The Federal Military Department
                                Represented by:
                                FEDERAL DEFENCE PRODUCTION GROUP

                                Represented by:

                                /s/ Toni J. Wicki
                                    Toni J. Wicki
                                    Chief of Armament

                                /s/ Rene Huber
                                    Rene Huber
                                    General Manager Central Administration

                                SWISS ARMY BRANDS, INC.

                                By: /s/ Peter W. Gilson
                                        Peter W. Gilson
                                        Authorized Signatory



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